Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

➢      4Q18 Reported EPS of $1.11, incl. pension settlement charges

➢              Adjusted EPS (non-GAAP) of $1.52

➢      4Q18 Net sales increased 1.9% to $1.77 billion

➢              Organic sales change (non-GAAP) of 4.8%

➢      FY18 Reported EPS of $5.28, incl. pension settlement charges

➢              Adjusted EPS of $6.06

➢      FY18 Net sales increased 8.2% to $7.16 billion

➢              Sales change ex. currency of 6.9%

➢              Organic sales change of 5.5%

➢      Returned $568 mil. to shareholders via share repurchase and dividends in 2018

➢      Expect FY19 Reported EPS of $2.70 to $2.95, incl. pension settlement charge

➢              Adjusted EPS of $6.45 to $6.70

GLENDALE, Calif., January 30, 2019 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and year ended December 29, 2018. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same periods in the prior year.

“2018 marked the company’s seventh consecutive year of strong top-line growth, margin expansion, and double-digit adjusted EPS growth,” said Mitch Butier, President and CEO. “Organic growth for the year was largely driven by volume, as we continue to benefit from our focus on high value categories and leadership position in faster-growing emerging markets.

“Label and Graphic Materials delivered strong organic growth, while maintaining strong operating margins in the face of significant raw material inflation. Retail Branding and Information Solutions’ operating income once again rose significantly, reflecting outstanding performance in both top-line growth and margin expansion. And, in a challenging year, Industrial and Healthcare Materials made progress with its margin turnaround.

“2018 marked an important milestone for the company, as the final year of measurement for the five-year financial targets we communicated in early 2014,” added Butier. “I’m pleased to report that we achieved all of our long-term goals for this period.

“For 2019, we are targeting continued progress toward our 2021 goals,” said Butier. “Notwithstanding a significant headwind from currency translation and an uncertain economic climate, we expect to deliver solid top- and bottom-line growth.

“I would like to thank our employees for their dedication to creating superior value for our customers, investors, and the communities in which we operate. We remain confident that the consistent execution of our strategies will enable us to continue to deliver for all of our key stakeholders.”

Fourth Quarter 2018 Results by Segment

Label and Graphic Materials

•                 Reported sales increased 1.7 percent. On an organic basis, sales grew 4.7 percent. Sales increased mid-single digits on an organic basis in Label and Packaging Materials, as well as in the combined Graphics and Reflective Solutions businesses.

•      Reported operating margin increased 60 basis points to 12.7 percent as the benefits of productivity, increased volume/mix, and the net impact of pricing and raw material costs more than offset higher employee-related expense and transition costs associated with the European restructuring plan. Adjusted operating margin increased 40 basis points to 12.9 percent, rebounding from the third quarter level, as expected.

Retail Branding and Information Solutions

•                 Reported sales increased 4.2 percent; on an organic basis, sales grew 6.9 percent, driven by strength in both the base business and RFID.

•                 Reported operating margin increased 50 basis points to 11.6 percent as restructuring charges declined and the benefits from increased volume and productivity more than offset higher employee-related costs and growth-related investments. Adjusted operating margin increased 10 basis points to 12.2 percent.

Industrial and Healthcare Materials

•                 Reported sales declined 1.6 percent. On an organic basis, sales grew 0.7 percent, driven by solid growth in industrial categories in North America and Europe and healthcare globally, largely offset by a decline in industrial products for the North Asia market (a category that represents roughly 1 percent of total company sales).

•                 Reported operating margin increased 270 basis points to 10.3 percent, driven by productivity improvement initiatives and acquisition-related items. Adjusted operating margin increased 170 basis points to 9.6 percent.

Other

Share Repurchases / Equity Dilution from Long-Term Incentives

For the fourth quarter and full year 2018, the company repurchased 2.3 and 4.0 million shares, respectively, at an aggregate cost of $218 million and $393 million, respectively. Net of dilution, the company’s share count decreased by 4.0 million for the year.

Income Taxes

The company’s reported effective tax rate was negative 10.8 percent for the fourth quarter and positive 15.4 percent for the full year. The company’s adjusted (non-GAAP) tax rate was 25 percent for both the fourth quarter and full year; this rate excludes net tax benefits associated with the termination of our U.S. pension plan, a discrete foreign tax planning action, and the finalization of accounting for the Tax Cuts and Jobs Act (“TCJA”).

The company’s 2019 reported effective tax rate is expected to be in the single digit range, primarily due to the recognition of a discrete tax benefit of $70 million to $80 million upon completion of the transaction to terminate the U.S. pension plan. The company’s 2019 adjusted tax rate is expected to be in the mid-twenty percent range.

The company’s reported effective tax rate can vary widely from quarter to quarter due to interim reporting requirements and the recognition of discrete events.

Cost Reduction Actions

In the fourth quarter and full year 2018, the company realized approximately $5 million and $31 million, respectively, in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $8 million and $74 million, respectively, the majority of which represents cash charges.

U.S. Pension Plan Termination

In connection with the previously announced termination of the Avery Dennison Pension Plan, a tax-qualified U.S. defined benefit plan, the company contributed $200 million to the plan during the third quarter using commercial paper borrowings. The company anticipates it will contribute an additional $50 to 60 million during 2019, to fully fund the plan and complete the transaction.

The impact of actions connected with the plan termination and other pension settlements reduced reported EPS by $0.49, net of tax, in 2018. The company anticipates that the completion of the plan termination will reduce reported EPS by approximately $3.55 during the first quarter of 2019.

Financing

In December, the company issued $500 million of 4.875% Senior Notes due 2028. The company used the net proceeds from the issuance to repay commercial paper borrowings used to finance the contribution to our U.S. pension plan in the third quarter, as well as for other general corporate purposes.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2018 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2019 financial results. Based on the factors listed and other assumptions, the company expects 2019 reported earnings per share of $2.70 to $2.95.

Excluding an estimated $3.75 per share related to pension settlement charges, restructuring charges and other items, the company expects adjusted earnings per share of $6.45 to $6.70.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2018 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Organic sales change refers to sales change ex. currency, excluding the impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. Adjusted operating margin refers to income before taxes, interest expense, other non-operating expense, and other expense, net, as a percentage of sales.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs approximately 30,000 employees in more than 50 countries. Reported sales in 2018 were $7.2 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the Tax Cuts and Jobs Act, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs, including risks related to the termination of our U.S. pension plan; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cindy Guenther (626) 304-2204

cynthia.guenther@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

			% Change vs. P/Y
	4Q	4Q	Ex.
	2018	2017	Reported	Currency (a)	Organic (b)
Net sales, by segment:
Label and Graphic Materials	$1,181.4	$1,161.7	1.7%	4.7%	4.7%
Retail Branding and Information Solutions	412.1	395.5	4.2%	6.9%	6.9%
Industrial and Healthcare Materials	175.2	178.1	(1.6%)	0.7%	0.7%
Total net sales	$1,768.7	$1,735.3	1.9%	4.8%	4.8%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2018	2017	Change	2018	2017	2018	2017	Change	2018	2017
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$150.1	$140.8		12.7%	12.1%	$152.0	$144.9		12.9%	12.5%
Retail Branding and Information Solutions	48.0	43.8		11.6%	11.1%	50.3	47.9		12.2%	12.1%
Industrial and Healthcare Materials	18.0	13.5		10.3%	7.6%	16.8	14.1		9.6%	7.9%
Corporate expense	(22.1)	(22.6)				(22.1)	(22.4)
Total operating income / operating margins before interest, other non-operating expense, and taxes	$194.0	$175.5	11%	11.0%	10.1%	$197.0	$184.5	7%	11.1%	10.6%

Interest expense	$16.3	$13.3				$16.3	$13.3

Other non-operating expense (d)	$89.9	$4.9				$3.6	$4.9

Income before taxes	$87.8	$157.3	(44%)	5.0%	9.1%	$177.1	$166.3	6%	10.0%	9.6%

(Benefit from) provision for income taxes (e)	($9.5)	$216.9				$44.3	$46.6

Equity method investment net losses	($0.2)	---				($0.2)	---

Net income (loss)	$97.1	($59.6)	263%	5.5%	(3.4%)	$132.6	$119.7	11%	7.5%	6.9%

Net income (loss) per common share, assuming dilution	$1.11	($0.66)	268%			$1.52	$1.33	14%

Free Cash Flow (f)						$168.7	$165.7

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina).

(b)

Percentage change in sales excluding the estimated impact of foreign currency translation, currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)

In the first quarter of 2018, we adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for the fourth quarter of 2018 includes pension plan settlements of $86.3.

(e)	In the fourth quarter of 2018, we finalized our provisional estimate as defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cuts and Jobs Act (“TCJA”) of 2017.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

			% Change vs. P/Y
			Ex.
	2018	2017	Reported	Currency (a)	Organic (b)
Net sales, by segment:
Label and Graphic Materials	$4,851.1	$4,511.7	7.5%	5.7%	5.5%
Retail Branding and Information Solutions	1,613.2	1,511.2	6.7%	6.9%	6.9%
Industrial and Healthcare Materials	694.7	590.9	17.6%	16.1%	1.4%
Total net sales	$7,159.0	$6,613.8	8.2%	6.9%	5.5%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
			%	% of Sales				%	% of Sales
	2018	2017	Change	2018	2017	2018	2017	Change	2018	2017
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$568.2	$577.4		11.7%	12.8%	$630.0	$591.9		13.0%	13.1%
Retail Branding and Information Solutions	170.4	126.7		10.6%	8.4%	181.8	144.8		11.3%	9.6%
Industrial and Healthcare Materials	62.9	52.6		9.1%	8.9%	61.9	56.3		8.9%	9.5%
Corporate expense	(83.4)	(86.2)				(85.7)	(86.0)
Total operating income / operating margins before interest, other non-operating expense, and taxes	$718.1	$670.5	7%	10.0%	10.1%	$788.0	$707.0	11%	11.0%	10.7%

Interest expense	$58.5	$63.0				$58.5	$63.0

Other non-operating expense (d)	$104.8	$18.0				$11.1	$18.0

Income before taxes	$554.8	$589.5	(6%)	7.7%	8.9%	$718.4	$626.0	15%	10.0%	9.5%

Provision for income taxes (e)	$85.4	$307.7				$179.6	$175.3

Equity method investment net losses	($2.0)	---				($2.0)	---

Net income	$467.4	$281.8	66%	6.5%	4.3%	$536.8	$450.7	19%	7.5%	6.8%

Net income per common share, assuming dilution	$5.28	$3.13	69%			$6.06	$5.00	21%

Free Cash Flow (f)						$429.2	$421.7

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina).

(b)

Percentage change in sales excluding the estimated impact of foreign currency translation, currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)

In the first quarter of 2018, we adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for 2018 includes pension plan settlements of $93.7.

(e)	In the fourth quarter of 2018, we finalized our provisional estimate as defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cuts and Jobs Act (“TCJA”) of 2017.

(f)

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017

Net sales	$1,768.7	$1,735.3	$7,159.0	$6,613.8

Cost of products sold	1,297.2	1,269.7	5,243.5	4,801.6

Gross profit	471.5	465.6	1,915.5	1,812.2

Marketing, general and administrative expense	274.5	281.1	1,127.5	1,105.2

Other expense, net(1)	3.0	9.0	69.9	36.5

Interest expense	16.3	13.3	58.5	63.0

Other non-operating expense(2)	89.9	4.9	104.8	18.0

Income before taxes	87.8	157.3	554.8	589.5

(Benefit from) provision for income taxes(3)	(9.5)	216.9	85.4	307.7

Equity method investment net losses	(0.2)	---	(2.0)	---

Net income (loss)	$97.1	$(59.6)	$467.4	$281.8

Per share amounts:

Net income (loss) per common share, assuming dilution	$1.11	$(0.66)	$5.28	$3.13

Weighted average number of common shares outstanding, assuming dilution	87.2	89.9	88.6	90.1

(1)

“Other expense, net” for the fourth quarter of 2018 includes severance and related costs of $7 and asset impairment charges of $1, partially offset by reversal of acquisition-related contingent consideration of $5.

“Other expense, net” for the fourth quarter of 2017 includes severance and related costs of $9.5, lease cancellation charges of $.1, and transaction costs of $1.5, partially offset by net gain on sales of assets of $2.1.

“Other expense, net” for fiscal year 2018 includes severance and related costs of $63, asset impairment and lease cancellation charges of $10.7, Argentine peso remeasurement transition loss of $3.4, and other restructuring-related charge of $.5, partially offset by reversal of acquisition-related contingent consideration of $5, and net gain on sales of assets of $2.7.

“Other expense, net” for fiscal year 2017 includes severance and related costs of $31.2, asset impairment and lease cancellation charges of $2.2, and transaction costs of $5.2, partially offset by net gain on sales of assets of $2.1.

(2)

In the first quarter of 2018, we adopted Accounting Standards Update (ASU) No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for the fourth quarter and fiscal year 2018 includes pension plan settlements of $86.3 and $93.7, respectively.

(3)	In the fourth quarter of 2018, we finalized our provisional estimate as defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cuts and Jobs Act (“TCJA”) of 2017.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 29, 2018	Dec. 30, 2017

Current assets:
Cash and cash equivalents	$ 232.0	$ 224.4
Trade accounts receivable, net	1,189.7	1,180.3
Inventories, net	651.4	609.6
Assets held for sale	3.6	6.3
Other current assets	221.3	217.3

Total current assets	2,298.0	2,237.9

Property, plant and equipment, net	1,137.4	1,097.9
Goodwill and other intangibles resulting from business acquisitions, net	1,085.8	1,151.4
Non-current deferred income taxes	205.3	196.3
Other assets	451.0	453.4

	$ 5,177.5	$ 5,136.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 194.6	$ 265.4
Accounts payable	1,030.5	1,007.2
Other current liabilities	768.9	699.2

Total current liabilities	1,994.0	1,971.8

Long-term debt and capital leases	1,771.6	1,316.3
Other long-term liabilities	456.8	802.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	872.0	862.6
Retained earnings	2,864.9	2,596.7
Treasury stock at cost	(2,223.9)	(1,856.7)
Accumulated other comprehensive loss	(682.0)	(680.5)

Total shareholders’ equity	955.1	1,046.2

	$ 5,177.5	$ 5,136.9

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Twelve Months Ended

	Dec. 29, 2018	Dec. 30, 2017

Operating Activities:

Net income	$ 467.4	$ 281.8

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	141.5	126.6

Amortization	39.5	52.1

Provision for doubtful accounts and sales returns	45.6	37.6

Net losses (gains) from impairments, sales of assets, and investment settlements	6.8	(0.4)

Stock-based compensation	34.3	30.2

Loss from settlement of pension obligations	93.7	---

Deferred income taxes and other non-cash taxes	(32.7)	151.6

Other non-cash expense and loss	53.6	53.9

Changes in assets and liabilities and other adjustments	(391.8)	(87.7)

Net cash provided by operating activities	457.9	645.7

Investing Activities:

Purchases of property, plant and equipment	(226.7)	(190.5)

Purchases of software and other deferred charges	(29.9)	(35.6)

Proceeds from sales of property, plant and equipment	9.4	6.0

Sales (purchases) of investments and proceeds from insurance, net	18.5	(3.9)

Payments for acquisitions, net of cash acquired, and investments in businesses	(3.8)	(319.3)

Net cash used in investing activities	(232.5)	(543.3)

Financing Activities:

Net decrease in borrowings (maturities of three months or less)	(77.6)	(89.2)

Additional long-term borrowings	493.3	542.9

Repayments of long-term debt and capital leases	(6.4)	(253.8)

Dividends paid	(175.0)	(155.5)

Share repurchases	(392.9)	(129.7)

Proceeds from exercises of stock options, net	0.9	22.0

Tax withholding for stock-based compensation	(33.1)	(20.6)

Payments of contingent consideration	(17.3)	---

Net cash used in financing activities	(208.1)	(83.9)

Effect of foreign currency translation on cash balances	(9.7)	10.8

Increase in cash and cash equivalents	7.6	29.3

Cash and cash equivalents, beginning of year	224.4	195.1

Cash and cash equivalents, end of year	$ 232.0	$ 224.4

In the first quarter of 2018, we adopted ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, on a retrospective basis. This ASU reduces the diversity in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Prior year results have been reclassified as required by the ASU.

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other expense, net.

Adjusted operating margin refers to adjusted operating income as a percentage of sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 TCJA provisional estimate, impacts related to our U.S. pension plan termination, and the effects of discrete tax planning actions.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017

Reconciliation from GAAP to Non-GAAP operating margins:
Net sales	$1,768.7	$1,735.3	$7,159.0	$6,613.8
Income before taxes	$87.8	$157.3	$554.8	$589.5
Income before taxes as a percentage of sales	5.0%	9.1%	7.7%	8.9%

Adjustments:
Interest expense	$16.3	$13.3	$58.5	$63.0
Other non-operating expense	89.9	4.9	104.8	18.0
Operating income before interest expense, other non-operating expense, and taxes	$194.0	$175.5	$718.1	$670.5
Operating margins	11.0%	10.1%	10.0%	10.1%

Income before taxes	$87.8	$157.3	$554.8	$589.5
Adjustments:
Restructuring charges:
Severance and related costs	7.0	9.5	63.0	31.2
Asset impairment and lease cancellation charges	1.0	0.1	10.7	2.2
Argentine peso remeasurement transition loss	---	---	3.4	---
Other restructuring-related charge	---	---	0.5	---
Transaction costs	---	1.5	---	5.2
Reversal of acquisition-related contingent consideration	(5.0)	---	(5.0)	---
Net gain on sales of assets	---	(2.1)	(2.7)	(2.1)
Interest expense	16.3	13.3	58.5	63.0
Other non-operating expense	89.9	4.9	104.8	18.0
Adjusted operating income before interest expense, other non-operating expense, and taxes (non-GAAP)	$197.0	$184.5	$788.0	$707.0
Adjusted operating margins (non-GAAP)	11.1%	10.6%	11.0%	10.7%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income (loss)	$97.1	$(59.6)	$467.4	$281.8
Adjustments:
Restructuring charges and other items(1)	3.0	9.0	69.9	36.5
Pension plan settlements	86.3	---	93.7	---
Tax benefit from pension plan contributions(2) (3)	---	---	(31.0)	---
Tax benefit from pension plan settlements(4)	(19.3)	---	(19.3)	---
Tax benefit from discrete foreign tax planning action	(31.0)	---	(31.0)	---
Tax effect on restructuring charges and other items and impact of adjusted tax rate	0.2	27.7	(9.2)	(10.2)
TCJA provisional estimate(3)(4)	(3.7)	172.0	(3.7)	172.0
Impact of previously planned repatriation of foreign earnings for Q4 2017	---	(29.4)	---	(29.4)
Adjusted net income (non-GAAP)	$132.6	$119.7	$536.8	$450.7

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income (loss) per common share, assuming dilution	$1.11	$(0.66)	$5.28	$3.13

Adjustments per common share, net of tax:

Restructuring charges and other items(1)	0.04	0.41	0.68	0.29
Pension plan settlements	0.77	---	0.84	---
Tax benefit from discrete foreign tax planning action	(0.36)	---	(0.35)	---
TCJA provisional estimate	(0.04)	1.91	(0.39)	1.91
Impact of previously planned repatriation of foreign earnings for Q4 2017	---	(0.33)	---	(0.33)

Adjusted net income per common share, assuming dilution (non-GAAP)	$1.52	$1.33	$6.06	$5.00

Weighted average number of common shares outstanding, assuming dilution	87.2	89.9	88.6	90.1

The adjusted tax rate was 25% for the three and twelve months ended Dec. 29, 2018, and 28% for the three and twelve months ended Dec. 30, 2017.

(1) Includes restructuring charges, Argentine peso remeasurement transition loss, other restructuring-related charge, transaction costs, reversal of acquisition-related contingent consideration, and net gain on sales of assets.

(2) Tax benefits from the deduction of the third quarter U.S. pension contributions on the company’s 2017 U.S. income tax return.

(3) In the fourth quarter of 2018, we finalized our provisional estimate as defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cuts and Jobs Act (“TCJA”) of 2017.

(4) Amounts in the fourth quarter of 2018 include the combined third and fourth quarter impacts of ($1.2) and ($18.1) for tax benefits from pension plan settlements, and ($4.7) and $1 for TCJA provisional estimate.

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 29, 2018	Dec. 30, 2017	Dec. 29, 2018	Dec. 30, 2017

Reconciliation of free cash flow:

Net cash provided by operating activities	$270.2	$255.8	$457.9	$645.7
Purchases of property, plant and equipment	(94.0)	(79.1)	(226.7)	(190.5)
Purchases of software and other deferred charges	(8.4)	(12.1)	(29.9)	(35.6)
Proceeds from sales of property, plant and equipment	---	3.0	9.4	6.0
Sales (purchases) of investments and proceeds from insurance, net	0.9	(1.9)	18.5	(3.9)
Pension plan contribution for plan termination	---	---	200.0	---
Free cash flow (non-GAAP)	$168.7	$165.7	$429.2	$421.7

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$1,181.4	$1,161.7	$150.1	$140.8	12.7%	12.1%
Retail Branding and Information Solutions	412.1	395.5	48.0	43.8	11.6%	11.1%
Industrial and Healthcare Materials	175.2	178.1	18.0	13.5	10.3%	7.6%
Corporate Expense	N/A	N/A	(22.1)	(22.6)	N/A	N/A

TOTAL FROM OPERATIONS	$1,768.7	$1,735.3	$194.0	$175.5	11.0%	10.1%

(1) Operating income for the fourth quarter of 2018 includes severance and related costs of $7 and asset impairment charges of $1, partially offset by reversal of acquisition-related contingent consideration of $5. Of the total $3, the Label and Graphic Materials segment recorded $1.9, the Retail Branding and Information Solutions segment recorded $2.3, and the Industrial and Healthcare Materials segment recorded ($1.2).

(2) Operating income for the fourth quarter of 2017 includes severance and related costs of $9.5, lease cancellation charges of $.1, and transaction costs of $1.5, partially offset by net gain on sales of assets of $2.1. Of the total $9, the Label and Graphic Materials segment recorded $4.1, the Retail Branding and Information Solutions segment recorded $4.1, the Industrial and Healthcare Materials segment recorded $.6, and Corporate recorded $.2.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$150.1	$140.8	12.7%	12.1%
Adjustments:
Restructuring charges:
Severance and related costs	1.6	4.9	0.2%	0.4%
Asset impairment charges	0.3	---	---	---
Gain on sale of assets	---	(0.8)	---	---
Adjusted operating income and margins (non-GAAP)	$152.0	$144.9	12.9%	12.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$48.0	$43.8	11.6%	11.1%
Adjustments:
Restructuring charges:
Severance and related costs	1.7	4.6	0.4%	1.2%
Asset impairment and lease cancellation charges	0.6	0.1	0.2%	---
Transaction costs related to sale of product line	---	0.9	---	0.2%
Gain on sales of assets	---	(1.5)	---	(0.4%)
Adjusted operating income and margins (non-GAAP)	$50.3	$47.9	12.2%	12.1%

Industrial and Healthcare Materials
Operating income and margins, as reported	$18.0	$13.5	10.3%	7.6%
Adjustments:
Restructuring charges:
Severance and related costs	3.7	---	2.1%	---
Asset impairment charges	0.1	---	0.1%	---
Reversal of acquisition-related contingent consideration	(5.0)	---	(2.9%)	---
Transaction costs	---	0.6	---	0.3%
Adjusted operating income and margins (non-GAAP)	$16.8	$14.1	9.6%	7.9%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Twelve Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$4,851.1	$4,511.7	$568.2	$577.4	11.7%	12.8%
Retail Branding and Information Solutions	1,613.2	1,511.2	170.4	126.7	10.6%	8.4%
Industrial and Healthcare Materials	694.7	590.9	62.9	52.6	9.1%	8.9%
Corporate Expense	N/A	N/A	(83.4)	(86.2)	N/A	N/A

TOTAL FROM OPERATIONS	$7,159.0	$6,613.8	$718.1	$670.5	10.0%	10.1%

(1) Operating income for fiscal year 2018 includes severance and related costs of $63, asset impairment and lease cancellation charges of $10.7, Argentine peso remeasurement transition loss of $3.4, and other restructuring-related charge of $.5, partially offset by reversal of acquisition-related contingent consideration of $5, and net gain on sales of assets of $2.7. Of the total $69.9, the Label and Graphic Materials segment recorded $61.8, the Retail Branding and Information Solutions segment recorded $11.4, the Industrial and Healthcare Materials segment recorded ($1), and Corporate recorded ($2.3).

(2) Operating income for fiscal year 2017 includes severance and related costs of $31.2, asset impairment and lease cancellation charges of $2.2, and transaction costs of $5.2, partially offset by net gain on sales of assets of $2.1. Of the total $36.5, the Label and Graphic Materials segment recorded $14.5, the Retail Branding and Information Solutions segment recorded $18.1, the Industrial and Healthcare Materials segment recorded $3.7, and Corporate recorded $.2.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$568.2	$577.4	11.7%	12.8%
Adjustments:
Restructuring charges:
Severance and related costs	50.3	14.5	1.0%	0.3%
Asset impairment and lease cancellation charges	7.5	0.3	0.2%	---
Argentine peso remeasurement transition loss	3.4	---	0.1%	---
Other restructuring-related charge	0.5	---	---	---
Loss (gain) on sales of assets	0.1	(0.8)	---	---
Transaction costs	---	0.5	---	---
Adjusted operating income and margins (non-GAAP)	$630.0	$591.9	13.0%	13.1%

Retail Branding and Information Solutions
Operating income and margins, as reported	$170.4	$126.7	10.6%	8.4%
Adjustments:
Restructuring charges:
Severance and related costs	8.8	16.5	0.5%	1.1%
Asset impairment and lease cancellation charges	3.1	1.9	0.2%	0.1%
Gain on sales of assets	(0.5)	(1.5)	---	(0.1%)
Transaction costs related to sale of product line	---	1.2	---	0.1%
Adjusted operating income and margins (non-GAAP)	$181.8	$144.8	11.3%	9.6%

Industrial and Healthcare Materials
Operating income and margins, as reported	$62.9	$52.6	9.1%	8.9%
Adjustments:
Restructuring charges:
Severance and related costs	3.9	0.2	0.5%	---
Asset impairment charges	0.1	---	---	---
Reversal of acquisition-related contingent consideration	(5.0)	---	(0.7%)	---
Transaction costs	---	3.5	---	0.6%
Adjusted operating income and margins (non-GAAP)	$61.9	$56.3	8.9%	9.5%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported sales change	1.9%	1.7%	4.2%	(1.6%)
Foreign currency translation	2.9%	3.0%	2.7%	2.4%
Sales change ex. currency (non-GAAP)(1)	4.8%	4.7%	6.9%	0.7%
Acquisitions	---	---	---	---

Organic sales change (non-GAAP)	4.8%	4.7%	6.9%	0.7%

	Full Year 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported sales change	8.2%	7.5%	6.7%	17.6%
Foreign currency translation	(1.4%)	(1.9%)	0.2%	(1.5%)
Sales change ex. currency (non-GAAP)(1)	6.9%	5.7%	6.9%	16.1%
Acquisitions	(1.4%)	(0.2%)	---	(14.7%)

Organic sales change (non-GAAP)	5.5%	5.5%	6.9%	1.4%

(1) Totals may not sum due to rounding

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